Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed by us with the Securities and Exchange Commission. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us” and “our” mean The Blackstone Group Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

Our authorized capital stock consists of 100,000,000,000 shares, all with a par value of $0.00001 per share, of which:

•	90,000,000,000 are designated as Class A common stock;

•	999,999,000 are designated as Class B common stock;

•	1,000 are designated as Class C common stock; and

•	9,000,000,000 are designated as preferred stock.

Common Stock

Our common stock consists of Class A common stock, Class B common stock and Class C common stock.

Economic Rights

Dividends. Subject to preferences that apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available therefor if our board of directors, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine. Our certificate of incorporation provides that dividends shall not be declared or paid on our Class B common stock or our Class C common stock.

Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. Our certificate of incorporation provides that the holders of our Class B common stock and our Class C common stock are not entitled to receive any of our assets upon our dissolution, liquidation or winding up.

Voting Rights

Our Class A common stock and our Class B common stock are non-voting and are not entitled to any votes on any matter that is submitted to a vote of our stockholders (including for purposes of the rules of any securities exchange on which the Class A common stock or Class B common stock, as applicable, is listed for trading), except as expressly provided in our certificate of incorporation or required by Delaware law. The Class C common stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our stockholders generally.

Our certificate of incorporation provides for holders of our Class A common stock and our Class B common stock, voting together as a single class, to have the right to vote on the following matters:

•

a sale, exchange or other disposition of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by us in all or substantially all of our assets (including for the benefit of affiliates of the holder of the Class C common stock (the “Class C Stockholder”)) and any forced sale of any or all of our or our subsidiaries’ assets pursuant to the foreclosure of, or other realization upon, any such encumbrance);

•

a merger, consolidation or other combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations);

•

the removal of the Class C Stockholder and forced transfer by the Class C Stockholder of its shares of Class C common stock and the designation of a successor Class C Stockholder. See “—Removal of Class C Stockholder” below; and

•	certain amendments to our certificate of incorporation.

In addition, our certificate of incorporation provides that holders of our Class B common stock will be entitled to vote separately as a class on certain matters, including any amendment to our certificate of incorporation that changes certain terms of the Class B common stock or is inconsistent with such terms. Delaware law would also permit the holders of our Class B common stock to vote separately as a class on any amendment to our certificate of incorporation that changes the par value of the shares of Class B common stock or alters or changes the powers, preferences or special rights of the Class B common stock in a way that would affect them adversely.

In addition, Delaware law would permit holders of our Class A common stock to vote as a separate class on an amendment to our certificate of incorporation that would:

•	change the par value of our Class A common stock; or

•	alter or change the powers, preferences, or special rights of the Class A common stock in a way that would affect them adversely.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Class C Stockholder. As a result, the Class C Stockholder can approve an increase or decrease in the number of authorized shares of Class A common stock, Class B common stock, Class C common stock and preferred stock without a separate vote of the holders of the applicable class of common stock or preferred stock. This could allow us to increase and issue additional shares of Class A common stock, Class B common stock, Class C common stock and/or preferred stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of the applicable class of common stock or preferred stock. Blackstone Group Management L.L.C., an entity owned by senior managing directors of Blackstone and controlled by Mr. Schwarzman, is the initial holder of the Class C common stock.

Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of Class A common stock will be entitled to a number of votes equal to the number of shares of Class A common stock held with respect to any matter on which the holders of Class A common stock are entitled to vote.

In addition, holders of our Class B common stock, as such, will collectively be entitled to a number of votes equal to the aggregate number of Blackstone Holdings Partnership Units (as defined below) held by the limited partners of the Blackstone Holdings Partnerships (as defined below) on the relevant record date and will vote together with holders of our Class A common stock as a single class. Blackstone Partners L.L.C., an entity owned by senior managing directors of Blackstone and controlled by Mr. Schwarzman, is the initial holder of the Class B common stock. If Blackstone Partners L.L.C. directs us to do so, we will issue one share of Class B common stock to each of the limited partners of the Blackstone Holdings Partnerships, whereupon each holder of Class B common stock will be entitled to a number of votes that is equal to the number of Blackstone Holdings Partnership Units held by such holder of Class B common stock on the relevant record date. If the holders of Class A common stock become entitled to a number of votes other than one vote per share or the ratio at which Blackstone Holdings Partnership Units are exchangeable for our Class A common stock changes from a one-for-one basis, the number of votes to which the holders of the Class B common stock are entitled will be adjusted accordingly. Additional classes of common stock having special voting rights could also be issued.

No Preemptive or Similar Rights

The holders of our Class A common stock, Class B common stock and Class C common stock are not entitled to preemptive rights, and, except in the case of impermissible transfers of the Class C common stock, which would result in the cancellation of such Class C common stock, are not subject to conversion, redemption or sinking fund provisions.

Transferability

Without the approval of any other stockholder, the Class C Stockholder may transfer all or any part of the Class C common stock held by it with the prior written approval of our board of directors so long as the transferee agrees to assume the rights and duties of the Class C Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and we receive an opinion of counsel regarding certain limited liability matters. The foregoing limitations do not preclude the members or other interest holders of the Class C Stockholder from selling or transferring all or part of their outstanding equity or other interests in the Class C Stockholder at any time.

Removal of Class C Stockholder

The Class C Stockholder may, upon (i) the approval of the stockholders holding at least two-thirds of the voting power of our outstanding shares of Class A common stock and Class B common stock, voting together as a single class, and (ii) our receipt of an opinion of counsel regarding certain limited liability and tax matters, be required to transfer its shares of Class C common stock to a successor holder of Class C common stock designated by the stockholders holding a majority of the voting power of such classes, voting together as a single class (such designated successor, a “Successor Class C Stockholder”) (the “Class C Stockholder Removal”).

In the event of a Class C Stockholder Removal under circumstances where cause (as such term is defined in the certificate of incorporation) exists, the Successor Class C Stockholder will have the option to purchase the Class C Stockholder’s shares of Class C common stock and the Class C Stockholder’s general partner interest (or equivalent interest), if any, in our subsidiaries (collectively, the “Combined Interest”) for a cash payment equal to the fair market value of such Combined Interest. In the event of a Class C Stockholder Removal under all other circumstances, the Class C Stockholder will have the option to require the Successor Class C Stockholder to purchase its Combined Interest for a cash payment equal to the fair market value of such Combined Interest. In each case, this fair market value will be determined by agreement between the Class C Stockholder and the Successor Class C Stockholder. If no agreement is reached within 30 days after the Class C Stockholder Removal, an independent investment banking firm or other independent expert selected by the Class C Stockholder and the Successor Class C Stockholder will determine the fair market value. If the Class C Stockholder and the Successor Class C Stockholder cannot agree upon an expert within 45 days of the Class C Stockholder Removal, then an independent investment banking firm or other independent expert mutually chosen by the investment banking firms or experts designated by each of them will determine the fair market value.

If the option described above is not exercised by either the Class C Stockholder or the Successor Class C Stockholder, we will issue to the Class C Stockholder (or its transferee) shares of Class A common stock having a value equal to the Combined Interest determined pursuant to a valuation of such Combined Interest as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph, without reduction in such shares of Class C common stock (but subject to proportionate dilution by reason of the Successor Class C Stockholder).

In addition, we are required to reimburse the Class C Stockholder for all amounts due to the Class C Stockholder, including without limitation all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the Class C Stockholder or its affiliates for our benefit.

Exchange

The limited partner interests (the “Blackstone Holdings Partnership Units”) in Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., and Blackstone Holdings IV L.P. (collectively, the “Blackstone Holdings Partnerships”) are exchangeable for our Class A common stock on a one-for-one basis, subject to customary adjustments for splits, unit distributions and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Blackstone Holdings Partnership Units are exchanged for shares of Class A common stock, the number of votes to which the shares of our Class B common stock are entitled shall automatically be reduced by the number of Blackstone Holdings Partnership Units so exchanged.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class (other than Class B common stock and Class C common stock) is held by persons other than the Class C Stockholder and its affiliates, we will have the right, which we may assign in whole or in part to the Class C Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by us, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

(1) the current market price as of the date three days before the date the notice is mailed, and

(2) the highest cash price paid by us or any of our affiliates for any share of the class purchased within the 90 days preceding the date on which we first mail notice of our election to purchase those shares.

As a result of our right to purchase outstanding shares of stock, including Class A common stock, as described in the foregoing paragraph, a stockholder may have their shares purchased at an undesirable time or price.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors can also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A common stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A common stock.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of (a) the Class C Stockholder, (b) our former general partner, (c)

any person who is or was a controlling affiliate of the Class C Stockholder or our former general partner, (d) any person who is or was a director or officer of Blackstone, the Class C Stockholder or our former general partner, (e) any person in clause (d) who is or was serving at the request of Blackstone, the Class C Stockholder or our former general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (subject to certain limitations) and (f) certain other persons designated by the Corporation (collectively, the “Indemnitees”), except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to us or our subsidiaries. Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Class C Stockholder, for so long as it owns Class C common stock, has agreed that its sole business will be to act as the Class C Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or incidental thereto or (y) in connection with or incidental to the acquisition, owning or disposing of debt or equity securities of us or any of our subsidiaries.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.

Non-voting common stock. Our Class A common stock is generally non-voting. In addition, our certificate of incorporation provides that generally, with respect to any matter on which the Class A common stock is entitled to vote, such vote shall require a majority in voting power or more of all the outstanding Class A common stock and Class B common stock, voting together as a single class. With respect to any matter as to which Class A common stock may be entitled to vote, depending on the number of shares of outstanding shares of Class A common stock and Class B common stock actually voted, our senior managing directors, as the owners of Blackstone Partners L.L.C., the initial holder of Class B common stock, and the persons to whom the shares of Class B common stock will be issued at the direction of Blackstone Partners L.L.C., should generally have sufficient voting power to significantly influence matters subject to the vote. Because our Class A common stock, which is the class of our capital stock listed on the New York Stock Exchange (the “NYSE”), is generally nonvoting, we believe based on discussions with the NYSE that the stockholder approval requirements of the NYSE do not apply.

Election of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Class C Stockholder has the sole authority to elect directors.

Removal of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Class C Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.

Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the Class C Stockholder.

Loss of voting rights. If at any time any person or group (other than the Class C Stockholder and its affiliates, a direct or indirect transferee of the Class C Stockholder or its affiliates (provided that, with respect to any indirect transferee, our board of directors shall have provided such transferee with written notification that this limitation shall not apply) or a person or group that has acquired such stock with the prior approval of our board of directors) acquires, in the aggregate, beneficial ownership of 20% or more of the Class A common stock then outstanding, that person or group will lose voting rights on all of its shares of Class A common stock and such shares of Class A common stock may not be voted on any matter as to which the holders of such shares of Class A common stock may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent the holders of such shares of Class A common stock are entitled to any vote.

Requirements for advance notification of stockholder proposals. Stockholders are only permitted to make stockholder proposals with respect to the limited matters on which they are entitled to vote. Further, our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which the holders of our Class A common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Class C Stockholder or, if at any time any stockholders other than the Class C Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders owning 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class B common stock are considered the same class of common stock for this purpose.

Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE. Our certificate of incorporation permits the Class C Stockholder to act by written consent. Under our certificate of incorporation, stockholders (other than the Class C Stockholder) may only act by written consent if consented to by the Class C Stockholder.

Amendments to our certificate of incorporation requiring only Class C Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Class C Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:

(1) a change in our name, our registered agent or our registered office;

(2) an amendment that our board of directors has determined to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(3) an amendment that is necessary, in the opinion of our counsel, to prevent us or our directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(4) an amendment that is a change in our fiscal year or taxable year or that our board of directors has determined is necessary or appropriate as a result of such change;

(5) an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(6) any amendment expressly permitted in our certificate of incorporation to be voted on solely by the Class C Stockholder acting alone;

(7) an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;

(8) an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a Blackstone Holdings Partnership that requires unitholders of the Blackstone Holdings Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Blackstone Holdings Partnership;

(9) any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct of the activities permitted by our certificate of incorporation;

(10) any amendment that reflects a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation; or

(11) any other amendments substantially similar to any of the matters described in (1) through (10) above or the immediately following paragraph.

In addition, except as otherwise provided by applicable law, the Class C Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:

(1) do not adversely affect the stockholders (other than the Class C Stockholder) considered as a whole (including any particular class or series of stock as compared to other classes or series) in any material respect;

(2) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the DGCL);

(3) are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock is or will be listed for trading;

(4) are necessary or appropriate for any action taken by us relating to distributions, splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or

(5) are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.

Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require only the approval of the Class C Stockholder, any amendments to our certificate of incorporation require, in addition to the consent of the Class C Stockholder, the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class B common stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our Class A common stock and Class B common stock, voting together as a single class.

Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Class C Stockholder and with the approval of the holders of at least a majority in voting power of our Class A common stock and Class B common stock, voting together as a single class, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A common stock and Class B common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Common Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A common stock and Class B common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A common stock and Class B common stock.

Business Combinations

We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300 or (800) 937-5449.

Listing

Our Class A common stock is listed on the NYSE under the ticker symbol “BX.”